Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-165444, 333-156884, 333-138590, 333-161510, 333-145283, 333-150871 and 333-149747) of Globalstar, Inc. of our report dated March 31, 2011, with respect to the consolidated financial statements of Globalstar, Inc., which report appears in this Annual Report on Form 10-K of Globalstar, Inc. for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
March 31, 2011